Exhibit 10.48

SECURITY AGREEMENT

by and between Exyn Technologies, Inc. (Grantor) and Evergreen Capital
Management, LLC (Secured Party)

Dated as of April 30, 2026

This SECURITY AGREEMENT (this "Agreement") is made and entered into as of April 30, 2026, by and between Exyn Technologies, Inc., a Delaware corporation (the "Grantor" or the "Company"), and Evergreen Capital Management, LLC (the "Secured Party").

RECITALS

WHEREAS, the Grantor has issued to the Secured Party a Senior Secured Convertible Promissory Note dated the date hereof in the original principal face amount of $588,235.29 (the "Note") pursuant to that certain Note and Warrant Purchase Agreement dated the date hereof (the "Purchase Agreement" and, together with the Note, the Subordination Agreement (as defined below) and the other agreements and instruments delivered in connection therewith, the "Loan Documents");

WHEREAS, the Grantor and the Secured Party are concurrently entering into a Subordination Agreement, in customary form acceptable to Western Alliance Bank (the "Subordination Agreement"), pursuant to which the Note and the security interest granted hereunder shall be subordinate in right of payment and lien priority to all Senior Indebtedness owing to Western Alliance Bank; and

WHEREAS, the Grantor is willing to grant a security interest in the Collateral (as defined below) to secure the Grantor's obligations under the Loan Documents.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

Capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement or the Note. As used herein:

(a) UCC. means the Uniform Commercial Code as in effect from time to time in the State of Nevada (or any other applicable jurisdiction). All terms used in this Agreement that are defined in the UCC and not otherwise defined herein have the meanings given to them in the UCC.

(b) Collateral. has the meaning set forth in Section 2.

(c) Permitted Liens. means: (i) the Senior Lien (as defined below) of Western Alliance Bank under the Senior Bank Facility and any other Liens permitted under the Senior Bank Facility; (ii) Liens for taxes, assessments and governmental charges not yet due and payable or being contested in good faith and for which adequate reserves are maintained on the Grantor's books; (iii) Liens of carriers, warehousemen, mechanics, materialmen and similar Liens imposed by law and incurred in the ordinary course of business; (iv) statutory Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation; (v) Liens granted to secure the Grantor's obligations under the Loan Documents; (vi) Liens that are pari passu with the security interest granted hereunder securing other convertible notes of the Grantor that constitute Pari Passu Indebtedness, in each case subject to a customary intercreditor or pari passu sharing arrangement reasonably acceptable to the Secured Party; and (vii) such other Liens as the Secured Party may approve in writing.

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(d) Lien. means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title-retention agreement, any lease in the nature thereof, and any agreement to give any of the foregoing).

(e) Obligations. means all present and future obligations of the Grantor under the Loan Documents, including the obligation to pay the Conversion Amount, the Default Rate, fees, expenses, indemnities and reimbursement obligations, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

(f) Senior Bank Facility. has the meaning given to it in the Note.

(g) Senior Indebtedness. has the meaning given to it in the Note.

(h) Senior Lien. means the security interest of Western Alliance Bank in the Collateral securing the Senior Indebtedness, as in effect from time to time.

2. GRANT OF SECURITY INTEREST

To secure the timely payment and performance of the Obligations, the Grantor hereby grants to the Secured Party a continuing security interest in, and Lien on, all of the Grantor's right, title and interest in and to the following property of the Grantor, whether now owned or hereafter acquired and wherever located (collectively, the "Collateral"):

(a) Accounts. all Accounts (including Health-Care-Insurance Receivables);

(b) Chattel Paper. all Chattel Paper (including Tangible and Electronic Chattel Paper);

(c) Commercial Tort Claims. all Commercial Tort Claims described on Schedule II hereto (which Schedule may be supplemented by the Grantor from time to time);

(d) Deposit Accounts. all Deposit Accounts (subject to control agreements as may be required under the Senior Bank Facility);

(e) Documents. all Documents;

(f) Equipment. all Equipment;

(g) Fixtures. all Fixtures;

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(h) General Intangibles. all General Intangibles, including all Intellectual Property (subject to the limitations set forth in Section 2.1) and all Payment Intangibles and Software;

(i) Goods. all Goods;

(j) Instruments. all Instruments (including Promissory Notes);

(k) Inventory. all Inventory;

(I) Investment Property. all Investment Property (including Securities, Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts);

(m) Letter-of-Credit Rights. all Letter-of-Credit Rights and Letters of Credit;

(n) Money. all Money;

(o) Supporting Obligations. all Supporting Obligations;

(p) Records. all books, records, ledger cards, files, correspondence, customer lists, supplier lists, computer programs, computer disks or tape files, computer printouts, computer runs and other computer-prepared information relating to any of the foregoing; and

(q) Proceeds. all proceeds, products, replacements, substitutions, accessions and additions of and to any and all of the foregoing, and all rents, profits, dividends, distributions, claims and insurance proceeds in respect of any of the foregoing.

2.1. Intellectual Property. Notwithstanding the foregoing, with respect to any "intent-to-use" trademark application, no security interest is granted herein to the extent that the grant would invalidate such application under applicable law; and the security interest granted hereunder in any Intellectual Property is subject to applicable licensor consents and any anti-assignment provisions to the extent enforceable under applicable law. The Grantor shall execute and deliver, when reasonably requested, short-form intellectual property security agreements suitable for filing with the U.S. Patent and Trademark Office and the U.S. Copyright Office.

2.2. Excluded Assets. The Collateral shall not include (i) any contract, license, permit or franchise agreement to the extent that the grant of a security interest therein would constitute a breach thereof or be prohibited by applicable law (other than to the extent that any such prohibition would be rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or other applicable law), and (ii) such other property as the Senior Bank Facility excludes from collateral, in each case until such restriction is released or no longer applicable.

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3. SUBORDINATION AND PARI PASSU LIEN SHARING

3.1. Subordination to Western Alliance Bank. Notwithstanding anything to the contrary contained in this Agreement, the security interest and Lien granted to the Secured Party hereunder is and shall at all times be junior and subordinate to the Senior Lien of Western Alliance Bank in the Collateral, and the rights and remedies of the Secured Party hereunder are and shall at all times be subject to the terms of the Subordination Agreement. Without limiting the foregoing:

(a) Standstill. The Secured Party shall not exercise any rights or remedies with respect to the Collateral, or commence any action to enforce its rights hereunder, except as expressly permitted by the Subordination Agreement.

(b) Turnover of Proceeds. Until the Senior Indebtedness has been paid in full in cash and all commitments under the Senior Bank Facility have terminated, any proceeds of the Collateral received by the Secured Party in violation of the Subordination Agreement shall be held in trust and promptly turned over to Western Alliance Bank for application to the Senior Indebtedness.

(c) Control Agreements. The Secured Party shall not be entitled to control of any Deposit Accounts, Securities Accounts or other accounts held by the Grantor that are subject to a control agreement in favor of Western Alliance Bank, except to the extent expressly permitted by the Subordination Agreement and Western Alliance Bank.

(d) Insurance Proceeds. All insurance proceeds received in respect of the Collateral shall be applied as required by the Senior Bank Facility and the Subordination Agreement before being applied to the Obligations.

In the event of any inconsistency or conflict between this Agreement and the Subordination Agreement, the Subordination Agreement shall control.

3.2. Pari Passu with Other Convertible Noteholders. The Grantor and the Secured Party acknowledge that the Note ranks pari passu in right of payment and security with all Pari Passu Indebtedness as set forth in Section 3.1 of the Note. To the extent that any holder of Pari Passu Indebtedness holds, or is granted, a security interest in any Collateral, such security interest shall rank pari passu with the security interest granted hereunder. The Secured Party agrees, upon the written request of the Grantor, to enter into a customary pari passu sharing or intercreditor arrangement with each holder of Pari Passu Indebtedness who holds a security interest in the Collateral, providing for, among other things, (i) the ratable sharing of proceeds of the Collateral after payment in full of all Senior Indebtedness, (ii) common collateral agency arrangements (if any), and (iii) coordinated enforcement actions, in each case in form and substance reasonably satisfactory to the Secured Party.

4. PERFECTION; FILINGS; FURTHER ASSURANCES

4.1. Authorization to File. The Grantor hereby irrevocably authorizes the Secured Party at any time, and from time to time, to file in any UCC filing office one or more financing statements (including UCC-1 financing statements) and amendments thereto: (i) describing the Collateral as "all assets of the Debtor, whether now owned or hereafter acquired," or words of similar effect, and (ii) containing any other information required by the UCC for sufficiency or filing-office acceptance.

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4.2. Further Assurances. The Grantor shall, at its sole cost and expense, take such further actions and execute and deliver such additional agreements and instruments as the Secured Party may reasonably request to perfect or maintain the perfection or priority of the Secured Party's security interest in the Collateral (subject in each case to the priorities established by the Subordination Agreement).

4.3. Account Control Agreements. Subject to the priorities of the Senior Bank Facility, the Grantor shall use commercially reasonable efforts to assist the Secured Party in obtaining customary account control agreements with respect to any Deposit Accounts, Securities Accounts or Commodity Accounts of the Grantor, on terms and from depository or securities institutions reasonably acceptable to the Secured Party and Western Alliance Bank.

5. REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to the Secured Party as of the date hereof:

5.1. Title; Liens. The Grantor has good and valid title to, or a valid leasehold or other interest in, the Collateral, free and clear of all Liens other than Permitted Liens.

5.2. Authorization. The Grantor has full power and authority to grant the security interest in the Collateral hereunder and to enter into this Agreement, and has obtained all necessary corporate authorizations to do so.

5.3. Name; Jurisdiction. The exact legal name of the Grantor is "Exyn Technologies, Inc.". The Grantor is a corporation organized under the laws of the State of Delaware. The Grantor's principal place of business and chief executive office is at the address set forth on Schedule I hereto.

5.4. No Conflicts. The execution, delivery and performance of this Agreement does not violate or conflict with any agreement to which the Grantor is a party, including the Senior Bank Facility (as modified or supplemented by the Subordination Agreement).

6. COVENANTS

6.1. Maintenance of Collateral. The Grantor shall maintain the Collateral in good operating condition and repair (ordinary wear and tear excepted) and maintain customary insurance with respect to the Collateral.

6.2. No Liens. The Grantor shall not create, incur or permit any Lien on the Collateral other than Permitted Liens.

6.3. No Disposition. Except for sales of inventory in the ordinary course of business and dispositions permitted under the Purchase Agreement and the Senior Bank Facility, the Grantor shall not sell, lease, transfer or otherwise dispose of any Collateral.

6.4. Notice of Changes. The Grantor shall give the Secured Party prompt written notice of any change in (i) its legal name, jurisdiction of organization or organizational structure, (ii) the location of its chief executive office, or (iii) the locations of any material Collateral.

6.5. Compliance with Senior Bank Facility. The Grantor shall comply in all material respects with the terms of the Senior Bank Facility. The Secured Party acknowledges that compliance with such facility may, from time to time, require the Grantor to take or refrain from taking certain actions with respect to the Collateral, and the Secured Party agrees that any such action or inaction permitted or required by the Senior Bank Facility shall not constitute a breach of this Agreement.

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7. REMEDIES

7.1. Remedies Generally. Subject to the Subordination Agreement and the standstill and turnover provisions thereof, upon the occurrence and during the continuance of any Event of Default under the Note, the Secured Party shall have all of the rights and remedies of a secured party under the UCC and any other applicable law, including the right to: (i) take possession of the Collateral; (ii) require the Grantor to assemble the Collateral and make it available to the Secured Party at a reasonably convenient location; (iii) sell, lease, license or otherwise dispose of the Collateral, by public or private sale, on customary commercially reasonable terms; and (iv) apply the proceeds of any such disposition to the Obligations in the order set forth in Section 7.3 (subject to the Subordination Agreement).

7.2. Notice. To the extent that notice of any sale or other disposition is required by law, ten (10) days' prior written notice shall be deemed reasonable notice.

7.3. Application of Proceeds. Subject in all respects to the Subordination Agreement, all proceeds received by the Secured Party from any disposition of the Collateral shall be applied as follows: first, to all Senior Indebtedness in accordance with the Subordination Agreement; second, to the costs and expenses of collection, sale, retaking, holding and preparing the Collateral for sale; third, to accrued and unpaid interest on the Note (including default interest); fourth, to the outstanding Principal Amount of the Note (and any other Pari Passu Indebtedness on a ratable basis); and fifth, the surplus, if any, to the Grantor or as a court of competent jurisdiction may direct.

7.4. Power of Attorney. Subject to the Subordination Agreement, the Grantor hereby appoints the Secured Party as the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor, and in the name of the Grantor, the Secured Party or otherwise, from time to time during the continuance of an Event of Default, to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement. The Secured Party shall not be obligated to use such power of attorney.

7.5. Cumulative Remedies. All rights and remedies of the Secured Party hereunder are cumulative and are in addition to, and not in lieu of, any other rights or remedies provided by law or under any other Loan Document.

8. EXPENSES; INDEMNITY

8.1. Expenses. The Grantor shall reimburse the Secured Party for all reasonable and documented out-of-pocket expenses, including reasonable attorneys' fees, incurred by the Secured Party in connection with the perfection, maintenance, preservation, protection or enforcement of the Secured Party's rights hereunder, subject to the cap set forth in the Purchase Agreement ($2,400.00) until the Closing, and without cap thereafter for amounts incurred in connection with the enforcement of remedies during the continuance of an Event of Default.

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8.2. Indemnity. The Grantor shall indemnify, defend and hold harmless the Secured Party and its affiliates, officers, directors, members, employees and agents from any losses, claims, damages, liabilities and reasonable out-of-pocket expenses arising out of or relating to this Agreement or the Collateral, except to the extent caused by the gross negligence or willful misconduct of the indemnitee.

9. TERM AND TERMINATION

This Agreement and the security interest granted hereunder shall remain in full force and effect until the earlier of (i) payment in full in cash of all Obligations or (ii) the conversion of the Note in full pursuant to Section 4 of the Note (the "Termination Date"). Promptly following the Termination Date, the Secured Party shall (a) terminate of record any UCC financing statements filed against the Grantor in connection herewith, and (b) execute and deliver to the Grantor such releases and reassignments as the Grantor may reasonably request to evidence the release of the security interest granted hereunder.

10. MISCELLANEOUS

10.1. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to conflict-of-laws principles, except to the extent that the perfection or priority of the security interests granted hereunder is governed by the laws of any other jurisdiction. The parties submit to the exclusive jurisdiction of the state and federal courts located in the State of Nevada.

10.2. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

10.3. Notices. All notices required or permitted hereunder shall be given as set forth in the Purchase Agreement.

10.4. Amendments; Waivers. No provision of this Agreement may be amended, modified or waived without the written consent of the Grantor and the Secured Party, and (to the extent that such amendment, modification or waiver would adversely affect Western Alliance Bank under the Subordination Agreement) Western Alliance Bank.

10.5. Severability. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue in full force and effect.

10.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns; provided that the Grantor may not assign this Agreement without the prior written consent of the Secured Party.

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10.7. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, and via electronic signature, each of which shall be deemed an original.

10.8. Entire Agreement. This Agreement, together with the other Loan Documents and the Subordination Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect thereto.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

GRANTOR.

Exyn Technologies, Inc.

By:	/s/ Brandon Torres Declet

Name: Brandon Torres Declet

Title: Chief Executive Officer

Date:	04/30/2026

SECURED PARTY:

Evergreen Capital Management, LLC

By:	/s/ Jeff Pazdro

Name: Jeff Pazdro

Title: Manager
Date:	04/30/2026

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SCHEDULE I — GRANTOR INFORMATION

Legal Name: Exyn Technologies, Inc.

Type of Organization: Corporation

Jurisdiction of Organization: Delaware

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SCHEDULE II - COMMERCIAL TORT CLAIMS

None as of the date of this Agreement.

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